Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT

This Amendment No. 1 to Common Stock Purchase Warrant (this “Amendment”) dated this 2nd day of December, 2022, by and among ShiftPixy, Inc., a Wyoming corporation (the “Company”) and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Holder is the holder of an outstanding warrant to purchase up to 833,334 shares of common stock of the Company, with an Issue Date of September 23, 2022 (the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the Warrant as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.               The first sentence of the first paragraph is hereby amended to read “THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Armistice Capital Master Fund Ltd. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 23, 2023 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the day that is seven (7) years from the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from ShiftPixy, Inc., a Wyoming corporation (the “Company”), up to 833,334 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock.”

2.               The reference to “Issue Date” in Section 2(a) is hereby amended to refer to “Initial Exercise Date.”

3.               The following is added as Section 6 of the Warrant:

Holder shall have the right to purchase up to 50% of the Company's securities offered pursuant to any private placement transaction or public offering registered with the Securities and Exchange Commission that is announced or consummated during the twenty four month period commencing December 2, 2022, on such terms as provided in the relevant securities purchase agreements and/or registration statements and prospectuses pertaining to any such transaction.

4.                Except as modified herein, the terms of the Warrant shall remain in full force and effect.

5.                This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

 IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SHIFTPIXY, INC.

By:	/s/ Scott W. Absher
Name:	Scott W. Absher
Title:	CEO

ARMISTICE CAPITAL MASTER FUND LTD.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SHIFTPIXY, INC.

By:
Name:
Title:

ARMISTICE CAPITAL MASTER FUND LTD.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager